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                                                                    EXHIBIT 3.16



                                     BYLAWS
                                       OF

                         EXCEL CABLE CONSTRUCTION, INC.


                                    OFFICES

     1. The principal office shall be located in Jacksonville, State of Florida. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                      SEAL

     2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word "SEAL".

                             STOCKHOLDERS MEETINGS

     3. All meetings of the stockholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of Florida, as from time to time may be determined by the Board of Directors and specified in the notice of such meeting.

     4. Commencing with the year next succeeding the year in which these Bylaws are adopted by the Corporation, the annual meeting of the stockholders of the
Corporation shall be held each calendar year at                          on the
3rd Monday in February. If such designated date is a legal holiday, the annual meeting shall be held at the same time on the next succeeding day not a legal holiday. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

     5. If the election of directors shall not be held on the day here designated for any annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the stockholders as soon as conveniently possible thereafter. At such meeting, the election of directors shall take place, and such election and any other business transacted thereat shall have the same force and effect as at an annual meeting duly called and held.

     6. No change in the time or place for a meeting for the election of directors shall be made within 7 days preceding the day on which the election is to be held. Written notice of any such change shall be given each stockholder at least 10 days before the election is held, in the manner provided in Section 9 hereof.
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     7. In the event the annual meeting is not held at the time provided in
Section 4, and if the Board of Directors shall not call a special meeting as described in Section 5 above within three (3) months after the date prescribed for the annual meeting, then any stockholder may call such meeting, and at such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

     8. Special meetings of the stockholders may be called at any time by the President, Vice-President, at least one-half of the Directors then serving in such capacity, or by the holders of at least 50% of the stock entitled to vote at such meeting. At any time upon the written request of any person or persons entitled to call a special meeting, it shall be the duty of the Secretary to send out notices of such meeting to be held within or without the State of Florida and at such time, but not less than 10 days nor more than 75 days after receipt of the request, as may be fixed by the Board of Directors. If the Board of Directors shall fail to fix a time or place within 30 days after receipt of the request, the meeting shall be held at the offices of the Corporation at such time as shall be fixed by the Secretary within the above limits.

     9. Each stockholder of record entitled to vote at any meeting shall be given in person, or by mail, or by prepaid telegram, written or printed notice of the purpose or purposes, and the time and place within or without the State of Florida of every meeting of stockholders. Such notice shall be delivered not less than 10 days nor more than 60 days before the meeting. If mailed or telegraphed, it should be directed to the stockholder's address as it appears on the stock book unless the stockholder shall have requested of the Secretary in writing that notice intended for him be mailed to some other address, in which case the notice shall be transmitted to the address so designated. The time when any notice shall be mailed, postage prepaid or delivered to the telegraph company shall be deemed the time of the giving of such notice. No publication of the notice of meeting shall be required. A stockholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the stockholders.

     10. Except as otherwise provided by law, a quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares entitled to vote thereat, present in person or by proxy. If, however, such majority shall not be present or represented at any such meeting, the stockholders entitled to vote thereat, present, in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than an announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting, at which the requisite amount of voting shall be represented, any business may be transacted which might be transacted at the meeting as originally notified.

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     11.  (a) In order to determine the holders of record of the Corporation's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors of the Corporation may order that the Stock Transfer Books be closed for a period not to exceed 60 days. If a purpose of such closing is to determine who is entitled to notice of a meeting and to vote at such meeting, the Stock Transfer Books shall be closed for at least 15 days preceding such meeting.

          (b) In lieu of closing the Stock Transfer Books, the Board of Directors may fix a date as of the record date for such determination of stockholders. Such date shall be no more than 60 days prior to the date of the action which requires such determination, nor, in the case of a stockholders' meeting, shall it be less than 15 days in advance of such meeting.

          (c) If the Stock Transfer Books are not closed and no record is fixed for such determination of the stockholders of record, the date of which notice of the meeting is mailed, or on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

          (d) When a determination of stockholders entitled to vote at any meeting has been made as provided in this section, such determination shall apply to any adjournment of such meeting, except when the determination has been made by the closing of the Stock Transfer Books and the stated period of closing has expired.

     12. (a) Meetings of the stockholders shall be presided over by the President, or if he is not present, by a Vice-President, or if neither the President nor a Vice-President is present, by a Chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall choose a person to act as Secretary of the meeting.

          (b)  The order of business shall be as follows:

                    1.   Call of meeting to order.
                    2.   Proof of notice of meeting.
                    3.   Reading of minutes of last previous
                         annual meeting.
                    4.   Reports of officers.
                    5.   Reports of committees.
                    6.   Election of directors.
                    7.   Miscellaneous business.


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     13.  (a)  Except as otherwise provided in the Articles of Incorporation, the Bylaws or the laws of the State of Florida, at every meeting of the stockholders, each stockholder of the Corporation entitled to vote at such meeting shall have, as to each matter submitted to a vote, one vote in person or by proxy for each share of stock having voting rights registered in his name on the books of the Corporation. A stockholder may vote his shares by a proxy appointed by a written instrument signed by the stockholder or his duly authorized attorney-in-fact and delivered to the Secretary of the meeting. No proxy shall be valid after 11 months from the date of its execution.

          (b) A majority of those shares entitled to vote and represented at the meeting, a quorum being present, shall be the act of the meeting.

          (c) At all elections of Directors, the voting shall be by written ballot unless this requirement is unanimously waived by those shares entitled to vote and represented at the meeting.

          (d) Notwithstanding anything herein otherwise provided, when stockholders who hold 80% of the stock having the right to vote at any meeting shall be present at any meeting however called or notified and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if otherwise called and notified as hereinabove provided.

     14. (a) The Corporation shall keep the books and records and permit inspection as provided in F.S.A. 608.39. A complete list of the stockholders of the Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of, and number of shares owned by each stockholder, shall be prepared by the Secretary, or other officer of the Corporation having charge of the Stock Transfer Books, which list shall be produced at the meeting and shall be subject to inspection by any stockholder at any time during the meeting.

          (b) The original Stock Transfer Books shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of the stockholders.

          (c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting of the stockholders.


                                   DIRECTORS

     15. (a) The property, affairs and business of the Corporation shall be managed by a Board of Directors of [ILLEGIBLE] persons. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall serve for one year and until his successor shall be elected and qualified.
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         (b) The number of directors may be increased or decreased from time to time by an amendment to these Bylaws. Any increased number of directors shall be elected by the stockholders at the next regular annual meeting or at a special meeting called for that purpose. The number of directors shall never be less than the minimum nor more than the maximum number of directors as provided in the Articles of Incorporation.

         (c) Directors need not be stockholder of the Corporation.

         (d) A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. Members of the Board of Directors shall be deemed present at a meeting of such Board of Directors if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained. In case there are vacancies on the Board of Directors, other than vacancies created by the removal of a director or directors by the stockholder or by an increase in the number of directors, the remaining directors, although less than a quorum, may by a majority vote, elect a successor or successors for the unexpired term or terms.

         16. Meetings of the Board of Directors may be held either within or without the State of Florida. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board. Special meetings may be held at any time upon call of the President, Vice-President or 50% or more of the directors, upon written or telegraphic notice deposited in the U.S. mail or delivered to the telegraph company at least 5 days prior to the day of the meeting. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors held at the time fixed by resolution of the Board of Directors nor need notice be given of adjourned meetings. Meetings may be held at any time without notice if all the directors are present or if, before the meeting, those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at such meeting.

         17. At any meeting of the stockholder, any director or directors may be removed from office, without assignment of any reason therefor, by a majority vote of those shares entitled to vote and represented at the meeting. When any director or directors are removed, new directors may be elected at the same meeting of the stockholders for the unexpired term of the director or directors removed. If the stockholders fail to elect persons to fill the unexpired term or terms of the director or directors removed, such unexpired term or terms shall be considered vacancies on the Board to be filled by the remaining directors.
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         18. (a) The Corporation shall indemnify each of its directors and officers, whether or not then in office (and his executor, administrator and heirs), against all reasonable expenses actually and necessarily incurred by him in connection with the defense of any litigation to which he may have been made a party because he is or was a director or officer of the Corporation. He shall have no right to reimbursement, however, in relation to matters as to which he has been adjudged liable to the Corporation for negligence or misconduct in the performance of his duties. The right to indemnity for expenses will also apply to the expenses of suits which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement.

         (b) The foregoing right of indemnification shall be in addition to and not exclusive of, all other rights to which such director or office may be entitled including, without limiting the generality of the foregoing, all rights of indemnification and rights to payment of expenses as provided in F.S.A.
Section 608.13 (14) (15) and (16) and the Board of Directors may authorize the purchase and maintenance of insurance to the extent as provided in F.S.A.
Section 608.13(17).

         19. Compensation and reimbursement for reasonable expenses of Directors may be paid if authorized by resolution of the Board of Directors. Any Director receiving compensation under this provision shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

         20. (a) The Board of Directors by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an Executive Committee and such other committees as it may deem appropriate. Each such committee shall consist of members of the Board of Directors or officers of the Corporation provided that the Executive Committee shall be at least two in number and all of the members of such Committee shall be members of the Board of Directors. The Executive Committee shall have and may exercise any and all powers of the Board of Directors in the management of the business and affairs of this Corporation and each other committee shall have and exercise such powers as shall be conferred and/or authorized by the resolution constituting it. A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time, to fill vacancies in, to change the size of membership of, and to discharge any such committee.

         (b) Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been submitted to the Board of Directors as herein provided.

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         (b) The Vice-Presidents, in the order designated by the Board of
Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice-President shall have such other duties as are assigned to him from time to time by the Board of Directors.

         (c) The Secretary, and the Treasurer shall perform such duties as are incident to their offices, or are properly required of them by the Board of Directors, or are assigned to them by the Articles of Incorporation or these Bylaws. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as may be assigned by the Board of Directors.

         (d) Other subordinate officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

         (e) In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may select.

         (f) The Board of Directors, by resolution, may require any or all of the officers of the Corporation to give bonds in favor of the Corporation, with sufficient surety or sureties, and in such amounts as the Board of Directors may fix, conditioned for the faithful performance of the duties of their respective offices.

         27. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.

         28. (a) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe.

         (b) The certificate of stock shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk or by a registrar the signatures of the President, Vice-President, Secretary, Assistant Secretary, or Treasurer upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

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             (c) During the intervals between meetings of the Board of
Directors, the Executive Committee, if appointed hereunder, may have and shall exercise all the powers of the Board of Directors in the management of the affairs, business and property of the Corporation, in such manner as the Executive Committee shall deem for the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors. The Executive Committee shall not have power to fill vacancies in said Committee or in the Board of Directors or to make or amend the Bylaws of the Corporation.

         21. Subject always to the provisions of law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders of the Corporation. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish and vary such fund in the Board's absolute judgment and discretion.

                                    OFFICERS

         22. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Treasurer, a Secretary, and one or more Assistant Secretaries. In addition, there may be such subordinate officers as the Board of Directors may deem necessary. And person may hold more than one office.

         23. The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the stockholders' annual meeting, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

         24. Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed.

         25. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         26. (a) The President shall preside at all meetings of the stockholders and the Board of Directors. He shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors.
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     29.  The shares of stock of the Corporation shall be transferrable only on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of the certificate or certificates, with an assignment and power of transfer endorsed thereon or attached thereto duly executed, and with such proof of authenticity of the signature as the Corporation or its agent may reasonably require.

     30. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production to the Corporation or its agents of satisfactory evidence of such loss, theft or destruction, and upon delivery to the Corporation of a bond of indemnity in such amount and upon such terms and secured by such security as the Board of Directors in its discretion may require.

     31. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                               CORPORATE ACTIONS

     32. The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

     33. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which Corporation may hold securities. At such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

     34. All checks, drafts, notes, bonds, deeds, contracts, mortgages and other instrument shall be signed by such officer or officers or any other person or persons as may be designated from time to time by resolution of the Board of Directors.

                                  FISCAL YEAR

     35. The fiscal year of the Corporation shall be as determined by the Board of Directors.
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                        AMENDMENTS AND EFFECTS OF BYLAWS

         36. The Board of Directors shall have authority to adopt or amend bylaws not consistent with bylaws adopted by the stockholders. All bylaws for the government of the corporation shall be subordinate only to the certificate of incorporation and the laws of the United States and State of Florida.

                  AGREEMENTS AS TO CONDUCT OF CERTAIN AFFAIRS
                                 OF CORPORATION

         37. (a) The stockholders of this corporation may enter into a written agreement, embodied in the articles of incorporation or bylaws of the corporation, or in a side agreement in writing and signed by all the parties thereto, relating to any phase of the affairs of the corporation, including, but not limited to, the following:

         (1) Management of the business of the corporation.

         (2) Declaration and payment of dividends or division of profits.

         (3) Who shall be officers or directors, or both, of the corporation.

         (4) Restrictions on transfer of stock.

         (5) Voting requirements, including the requirements of unanimous voting of stockholders or directors.

         (6) Employment of stockholders by the corporation.

         (7) Arbitration of issues as to which the stockholders are deadlocked in voting power or as to which the directors are deadlocked and the stockholders are unable to break the deadlock.

         (b) No written agreement to which stockholders of this corporation have actually assented, whether embodied in the charter or bylaws of the corporation or in any side agreement in writing signed by all the parties thereto, and which relate to any phase of the affairs of the corporation, whether to the management of its business or division of its profits or otherwise, shall be invalid as between the parties thereto, on the ground that it is an attempt by the parties thereto to treat the corporation as if it were a partnership or to arrange their relationships in a manner that would be appropriate only between partners.

                      CONDUCT OF BUSINESS WITHOUT MEETINGS

         38. Any action of the stockholders, directors or committee may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the secretary of the corporation as part of the proceedings of the stockholders, directors or committees as the case may be.

                        EXCESS COMPENSATION OF OFFICERS

         39. Any payments made to an officer of the corporation, such as salary, commission, bonus, interest, rent, entertainment expense incurred by him, or any fringe benefit, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursable by such officer of the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by such officer, subject to determination by the Board of Directors, proportionate amounts may be withheld from such officer's future compensation payments until the amount owed to this corporation has been recovered.